EXHIBIT 99.1

SYSCO Corporation                                                   NEWS RELEASE
1390 Enclave Parkway                                                ------------
Houston, Texas 77077-2099
(281) 584-1390
                                                           FOR MORE INFORMATION
                                                CONTACT:   John Palizza
                                                           Assistant Treasurer
                                                           281-584-1308


         SYSCO'S FIRST QUARTER EPS RISE 16.7% ON SALES INCREASE OF 10.2%

     HOUSTON, October 25, 2002 -- SYSCO Corporation (NYSE: SYY), North America's leading foodservice marketer and distributor, today announced results for its first quarter of fiscal year 2003 ended September 28, 2002.

First Quarter Highlights:
------------------------
o Diluted earnings per share rose 16.7% to $0.28 compared to $0.24 in the same period last year
o Net earnings climbed 11.4% to $183 million vs. $164 million in last year's first quarter
o Sales increased 10.2% to $6.4 billion vs. $5.8 billion in last year's first quarter
o    Real sales growth was 7.0% compared to last year's first quarter
o Marketing associate-served sales as a percentage of traditional broadline sales increased to 57.2% from 56.2%
o SYSCO Brand items accounted for 56.7% of marketing associate-served sales and 48.9% of all traditional broadline company sales

     Charles H. Cotros, SYSCO's chairman and chief executive officer, said, "The first quarter's accomplishments were a direct result of our commitment to supreme customer service and the unflagging dedication of our associates in a soft economic environment. Our exceptional performance was a testimony to our ability to maintain appropriate customer mix, focus on expense reduction and provide value-added products and services.

     "For the first time in the past eight quarters we achieved our stated long-term growth objective of high single-digit real sales growth. Real sales growth continued an upward trend, accelerating in the final weeks of the period to produce a solid 7.0 percent gain," he said.

     Mr. Cotros also noted that acquisitions contributed 5.4 percent to sales growth while food cost deflation, primarily in the categories of dairy, fresh and frozen meat, seafood and poultry, was 2.2 percent.

     "Our broadline operating companies generated good gross margin performance, which was slightly offset by the gross margins of the SERCA operations, which have a higher mix of multi-unit type accounts," added Mr. Cotros. "Coupled with the performance of our SYGMA and Other segments, overall gross profit margins increased 12 basis points for the quarter."

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

     Mr. Cotros concluded his remarks by noting that SYSCO's operating companies exhibited good expense control during the first quarter. Total expenses for the quarter increased as a percent to sales from the same quarter last year due to a $15.5 million expense required to reflect a decline in the value of the equity component of investments which are maintained to meet obligations for certain non-qualified retirement programs.

     Richard J. Schnieders, SYSCO's president and chief operating officer, also commented that The SYGMA Network, Inc., SYSCO's chain restaurant distribution subsidiary, generated $710 million in sales for the quarter, a gain of 9.1 percent compared against the same period last year, while the company's specialty meat, produce and hotel supply operations combined for $394 million in sales, a gain of 4.8 percent.

     "The performance of recent broadline fold-out companies in Las Vegas and Columbia, South Carolina is in line with our expectations, and just this week we began delivering products from our first-ever specialty meat company fold-out in Chicago," continued Mr. Schnieders. "In addition, the integration of the SERCA foodservice operations in Canada is going as planned, and our strategies of focusing on marketing associate-served customers and success in introducing SYSCO Branded products are generating positive results.

     "Our sales momentum has continued into the second quarter of fiscal 2003," Mr. Schnieders said. "We remain positioned to continue gaining market share while adding value to our employees, customers, shareholders and suppliers. SYSCO operates in an industry that is somewhat resilient to economic conditions, an industry that is supported by consumers' desire, and often necessity, to enjoy meals prepared away from home. By focusing on common goals we have again been able to provide value to our shareholders, customers and suppliers alike."

     SYSCO is the largest foodservice marketing and distribution organization in North America, providing food and related products and services to approximately 415,000 restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers. SYSCO's operations are located throughout the United States and Canada and include broadline companies, specialty produce, meat and hotel supply operations and SYGMA, the company's chain restaurant distribution subsidiary. For more information about SYSCO visit the company's Internet home page at www.sysco.com.

Forward-Looking Statements
     Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They include statements regarding SYSCO's ability to continue to profitably grow its business, gain market share and achieve real sales growth.. These statements involve risks and uncertainties and are based on management's current expectations and estimates; actual results may differ materially. Those risks and uncertainties that could impact these statements include the risks relating to the foodservice distribution industry's relatively low profit margins and sensitivity to general economic conditions, including the current economic environment; SYSCO's leverage and debt risks; the successful completion of acquisitions and integration of acquired companies; the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise; and internal factors such as the ability to control expenses. For a discussion of additional factors that could cause actual results to differ from those described in the forward-looking statements, see the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 2002 as filed with the Securities and Exchange Commission.

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


                                SYSCO CORPORATION
                CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
                      (In Thousands Except for Share Data)

                                                                     For the 13-Week Period Ended
                                                             -----------------------------------------------
                                                             September 28, 2002           September 29, 2001
                                                             ------------------           ------------------
Sales                                                         $     6,424,422              $      5,828,678
Costs and expenses
    Cost of sales                                                   5,154,704                     4,683,617
    Operating expenses                                                960,635                       864,456
    Interest expense                                                   16,828                        15,864
    Other, net                                                         (3,412)                         (769)
                                                             ------------------           ------------------
Total costs and expenses                                            6,128,755                     5,563,168
                                                             ------------------           ------------------
Earnings before income taxes                                          295,667                       265,510
Income taxes                                                          113,093                       101,558
                                                             ------------------           ------------------

Net earnings                                                  $       182,574              $        163,952
                                                             ==================           ==================
Basic earnings per share                                      $          0.28              $           0.25
                                                             ==================           ==================
Diluted earnings per share                                    $          0.28              $           0.24
                                                             ==================           ==================

Average shares outstanding                                        654,176,221                   666,765,148
                                                             ==================           ==================
Diluted average shares outstanding                                663,542,498                   677,916,766
                                                             ==================           ==================

The comparative segment sales data for the first quarter of fiscal years 2003 and 2002 are summarized below.


                                                                For the 13-Week Period Ended (Unaudited)
                                                             -----------------------------------------------
                                                             September 28, 2002           September 29, 2001
                                                             ------------------           ------------------
Sales                                                                        (In Thousands)
    Broadline                                                 $     5,321,257              $      4,802,933
    SYGMA                                                             709,584                       650,298
    Other                                                             393,581                       375,447
                                                             ------------------           ------------------
Total sales                                                   $     6,424,422              $      5,828,678
                                                             ==================           ==================

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
                                SYSCO CORPORATION
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                                 (In Thousands)

                                                                    September 28, 2002         September 29, 2001
                                                                    ------------------         ------------------
Current assets
   Cash                                                              $        163,189           $        123,586
   Receivables                                                              1,869,128                  1,684,672
   Inventories                                                              1,226,885                  1,119,856
   Deferred taxes                                                              41,699                     94,657
   Prepaid expenses                                                            73,030                     65,439
                                                                    ------------------         ------------------
     Total current assets                                                   3,373,931                  3,088,210

Plant and equipment at cost, less depreciation                              1,718,941                  1,554,193

Other assets
   Goodwill and intangibles                                                   922,491                    781,727
   Restricted cash                                                             57,000                          -
   Other                                                                      173,094                    183,758
                                                                    ------------------         ------------------
      Total other assets                                                    1,152,585                    965,485
                                                                    ------------------         ------------------
Total assets                                                         $      6,245,457           $      5,607,888
                                                                    ==================         ==================

Current liabilities
   Notes payable                                                     $         50,016           $        108,671
   Accounts payable                                                         1,420,276                  1,292,984
   Accrued expenses                                                           709,137                    574,406
   Accrued income taxes                                                        38,241                    130,676
   Current maturities of long-term debt                                        13,474                     22,665
                                                                    ------------------         ------------------
     Total current liabilities                                              2,231,144                  2,129,402

Other liabilities
   Long-term debt                                                           1,265,938                  1,081,305
   Deferred taxes                                                             554,690                    263,521
                                                                    ------------------         ------------------
     Total other liabilities                                                1,820,628                  1,344,826

Shareholders' equity
   Common stock, par $l per share                                             765,175                    765,175
   Paid-in capital                                                            233,727                    210,148
   Retained earnings                                                        2,992,849                  2,532,458
   Other comprehensive loss                                                   (65,435)                    (5,624)
   Treasury stock                                                          (1,732,631)                (1,368,497)
                                                                    ------------------         ------------------
   Total shareholders' equity                                               2,193,685                  2,133,660
                                                                    ------------------         ------------------
Total liabilities and shareholders' equity                           $      6,245,457           $      5,607,888
                                                                    ==================         ==================



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


                                SYSCO CORPORATION
                CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
                                 (In Thousands)

                                                                              For the 13-Week Period Ended
                                                                        ---------------------------------------------
                                                                        September 28, 2002         September 29, 2001
                                                                        ------------------         ------------------
Cash flows from operating activities:

  Net earnings                                                           $        182,574           $        163,952
  Add non-cash items:
      Depreciation and amortization                                                65,796                     66,615
      Deferred tax provision (benefit)                                            105,609                    (12,075)
      Provision for bad debts                                                       7,546                      7,371
  Additional investment in certain assets and liabilities,
      net of effect of businesses acquired:
      (Increase) in receivables                                                  (115,847)                   (37,823)
      (Increase) in inventories                                                  (109,016)                   (74,304)
      (Increase) in prepaid expenses                                              (31,064)                   (24,954)
       Increase in accounts payable                                                70,946                     19,516
      (Decrease) in accrued expenses                                              (59,082)                   (79,893)
       Increase in accrued income taxes                                             2,342                      7,304
       Decrease in other assets                                                     7,433                      4,985
                                                                        ------------------         ------------------
    Net cash provided by operating activities                                     127,237                     40,694
                                                                        ------------------         ------------------
Cash flows from investing activities:
  Additions to plant and equipment                                                (88,025)                   (88,301)
  Proceeds from sales of plant and equipment                                        4,782                      1,716
  Acquisition of businesses, net of cash acquired                                     (48)                   (11,232)
  Increase in restricted cash                                                     (25,000)                         -
                                                                        ------------------         ------------------
    Net cash used for investing activities                                       (108,291)                   (97,817)
                                                                        ------------------         ------------------
Cash flows from financing activities:
  Bank and commercial paper borrowings                                             75,509                    197,452
  Other debt repayments                                                            (2,502)                      (140)
  Common stock reissued from treasury                                              41,936                     35,619
  Treasury stock purchases                                                       (109,899)                  (140,979)
  Dividends paid                                                                  (59,240)                   (46,986)
                                                                        ------------------         ------------------
    Net cash (used for) provided by financing activities                          (54,196)                    44,966
                                                                        ------------------         ------------------
Net decrease in cash                                                              (35,250)                   (12,157)
Cash at beginning of period                                                       198,439                    135,743
                                                                        ------------------         ------------------
Cash at end of period                                                    $        163,189           $        123,586
                                                                        ------------------         ------------------
Cash paid during the period for:
  Interest                                                               $          7,938           $         10,170
  Income taxes                                                                      8,268                    108,910

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